UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

SIRF TECHNOLOGY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The following is a notice to banks and brokers holding shares of common stock of SiRF Technology Holdings, Inc. (“SiRF”) through The Depository Trust Company (“DTC”) dated June 16, 2009 regarding the merger of SiRF with a subsidiary of CSR plc

MERGER OF SiRF TECHNOLOGY HOLDINGS, INC. WITH A SUBSIDIARY OF CSR PLC

June 16, 2009

To Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees holding shares of common stock of SiRF Technology Holdings, Inc. through The Depository Trust Company:

We are hereby informing you that SiRF Technology Holdings, Inc. (NASDAQ: SIRF), a Delaware corporation (“SiRF”), is expected to merge with Shannon Acquisition Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of CSR plc (LSE: CSR.L), a company organized under the laws of England and Wales (“CSR”), with SiRF surviving the merger as a wholly-owned subsidiary of CSR (the “Merger”). Subject to the approval of the Merger by CSR’s shareholders and SiRF’s stockholders and other customary conditions to closing, the Merger is expected to occur on or about June 26, 2009 (the “Effective Time”).

As set forth in the Agreement and Plan of Merger, dated as of February 9, 2009, by and among CSR, Shannon Acquisition Sub, Inc. and SiRF, at the completion of the Merger, current stockholders of SiRF will be entitled to receive 0.741 of an ordinary share of CSR (“New CSR Shares”) for each share of common stock of SiRF (“SiRF Shares”) that they hold and cash in lieu of fractions of New CSR Shares that they would otherwise be entitled to receive, if any (such New CSR Shares and cash, together, the “Merger Consideration”). Additional information regarding the Merger can be found in the Proxy Statement, dated June 2, 2009, previously mailed to registered and beneficial holders of SiRF common stock, which is also available at the website of the United States Securities and Exchange Commission (http://www.sec.gov).

Please note that the Merger involves the exchange of SiRF Shares for CSR ordinary shares. CSR ordinary shares are admitted to listing on the Official List of the United Kingdom Listing Authority and to trading on the Main Market of the London Stock Exchange under the symbol CSR.L. CSR ordinary shares are not, and the New CSR Shares issued in the Merger will not, be listed or traded on any U.S. securities exchange.

In order to facilitate the timely payment of the Merger Consideration, CSR will issue New CSR Shares directly to DTC participants (rather than to DTC’s nominee, Cede & Co.) based on information in DTC’s records immediately prior to the Effective Time. CSR has made arrangements under which BNY Mellon Shareowner Services, as agent (the “Agent”), will (1) instruct The Depository Trust Company (“DTC”) to debit all book-entry SiRF Shares held in the stockholder accounts of its participants at the Effective Time, (2) instruct CSR’s registrar, Equiniti, to credit the appropriate number of whole New CSR Shares to a CREST account registered to you (or your nominee) for the benefit of your clients, or, if valid CREST account details are not supplied by you, to issue physical certificates representing New CSR Shares to you (or your nominee) for the benefit of your clients and (3) transfer the funds representing the aggregate amount of cash in lieu of fractions of New CSR Shares to DTC for further transfer to you (or your nominee), for the benefit of your clients.

CSR ordinary shares are not DTC eligible securities, and you will not be able to hold New CSR Shares issued in the Merger in book-entry format through DTC.

To facilitate the timely payment of the Merger Consideration to clients for whom you (or your nominee) hold SiRF Shares in book-entry format through DTC, we ask that you do the following:

•	Contact your clients as soon as possible to notify them of the Merger.

•

Provide the Agent (using the form attached hereto), no later than 5:00 p.m. (New York time) on June 23, 2009, with your (or your nominee’s) CREST account instructions so that the appropriate number of New CSR Shares can be credited therein, for the benefit of your clients.

The Agent can be contacted at:

BNY Mellon Shareowner Services

By Telephone – 9 a.m. to 6 p.m. New York time, Monday to Friday, except for bank holidays:

From within the U.S., Canada or Puerto Rico:

1- 877-296-3715 (Toll Free)

From outside the U.S.:

1-201-680-6579 (Collect)

•

To the extent that you (or your nominee) sell any SiRF Shares on behalf of your clients after receipt of this notice, you are instructed to provide a copy of this notice to the transferee so that it can in turn act in accordance with these instructions.

If you (or your nominee) do not have a CREST account, or you do not provide the Agent with accurate and sufficient information to credit such New CSR Shares to a CREST account by 5:00 p.m. (New York time) on June 23, 2009, the Agent will instruct CSR’s registrar to issue certificates in your (or your nominee’s) name representing the appropriate number of New CSR Shares to be issued in exchange for SiRF Shares held by you (or your nominee) and to deliver such certificates to DTC for further delivery to you (or your nominee), for the benefit of your clients.

In addition, if you (or your client or nominee) do not have a CREST account, we ask that you inform your clients that CSR has made arrangements with Merrill Lynch to assist current holders of SiRF Shares to deposit, hold, sell or purchase CSR ordinary shares on the London Stock Exchange after completion of the Merger. Merrill Lynch will charge a fee of $0.05 per share (with a minimum transaction fee of $50.00) in connection with the purchase or sale of any CSR ordinary share through this trading facility. If your clients wish to receive the brokerage services being provided by Merrill Lynch, this may be arranged by contacting Merrill Lynch toll free at 1-866-883-8673, or if your clients are outside the United States, at 1-847-291-5060. Merrill Lynch also maintains a website with contact information at http://fa.ml.com/richard_taubman. These services are offered for your clients’ convenience and your clients are under no obligation to participate or trade through Merrill Lynch. Other brokers may be able to purchase, sell or hold CSR ordinary shares, and may offer lower transaction fees than Merrill Lynch.

If you have any questions about this transaction, or any related procedures, please contact the Agent at the number provided above.

Very truly yours,

SiRF TECHNOLOGY HOLDINGS, INC.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the merger. In connection with the transactions contemplated by the merger, CSR filed with the SEC on May 29, 2009 a Registration Statement on Form F-4 (as amended on June 2, 2009) containing a proxy statement/prospectus for the stockholders of SiRF and each of SiRF and CSR plan to file other documents with the SEC regarding the proposed merger transaction. The definitive proxy statement/prospectus was filed with the SEC and was mailed to all stockholders of SiRF on June 2, 2009. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SiRF’s STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. THIS ANNOUNCEMENT DOES NOT CONSTITUTE, OR FORM PART OF, AN OFFER TO SELL, OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES. Investors and stockholders will be able to obtain, without charge, a copy of the proxy statement/prospectus, as well as other relevant documents containing important information about SiRF and CSR at the SEC’s website (http://www.sec.gov) once such documents are filed with the SEC. SiRF’s stockholders will also be able to obtain, without charge, a copy of the proxy statement/prospectus and other relevant documents when they become available by directing a request by mail or telephone to SiRF, 217 Devcon Drive, San Jose, CA, 95112-4211, Attention: Investor Relations, +1 (408) 392-8480 or CSR, Churchill House, Cambridge Business Park, Cowley Road, Cambridge, CB4-0WZ, United Kingdom, Attention: Investor Relations, +44 (0) 1223 692 000.

SiRF and its directors and executive officers, CSR and its directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from SiRF’s stockholders with respect to the merger. Information about SiRF’s directors and executive officers and their ownership of SiRF’s common stock is set forth in the proxy statement/prospectus. SiRF has been informed by CSR that none of CSR’s directors and executive officers holds any direct or indirect interests in SiRF. Stockholders may obtain additional information regarding the interests of SiRF and its directors and executive officers and CSR and its directors and executive officers in the proposed merger, which may be different than those of SiRF’s stockholders generally, by reading the proxy statement/prospectus and other relevant documents regarding the proposed merger as filed with the SEC.

CREST INSTRUCTION FORM

Please provide your (or your nominee) CREST instructions below to receive your CSR plc. ordinary shares in uncertificated book-entry form via CREST. The CREST delivery will be done by REG method, where the share will be credited to the account with , no match instructions required. [Note – The shares will be deposited at the CREST participant level. You must contact your custodian for the shares to be further credited to your specified account.]

CREST Participant ID: ☐ ☐ ☐ ☐ ☐

CREST Member Account ID: ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐

Full Name of CREST Account:

U.K. Receiving Broker Name:

U.K. Receiving Broker Contact:

Receiving Broker Phone Number:

DTC Participant number: ☐ ☐ ☐ ☐

DTC participant:

DTC participant Contact:

DTC participant Phone Number:

Note – BNY Mellon will only accept one Form per DTC participant number.

By signing this Form, you are authorizing the attempt to deliver the entitlement of CSR shares as a result of the merger of SiRF Technology Holdings, Inc. with a subsidiary of CSR plc to the account indicated on this Form. BNY Mellon Shareowner Services, as exchange agent for CSR, will instruct Equiniti, the registrar for CSR, to credit CSR shares to the account reference above based on information in DTC’s records immediately prior to the effective time of the merger.

Delivery of your entitlement of ordinary shares of CSR is based solely on BNY Mellon Shareowner Services and Equiniti’s ability to deliver these shares in accordance with the instruction above. As such, if BNY Mellon Shareowner Services is not provided with the explicit instructions as stated in this Form by 5:00 P.M. (New York time) on June 23, 2009, or Equiniti is unsuccessful in its attempts to deliver the entitlement of CSR shares, your shares will be registered in certificated form in the name of the Nominee as detailed above which will cause a substantial delay in your account being credited.

HERE ▶
	Signature	Date	Capacity in which

[Place Signature Guarantee Medallion Here]

Please deliver the completed Form to the address below by 6/23/09 via overnight courier:

BNY Mellon Shareowner Services

480 Washington Blvd., 27 Floor

Attn: Howard Danielson / Ray Vargas

Jersey City, NJ 07310